LEASE and WELL PURCHASE AGREEMENT

MONROE LEASE with THREE OIL WELLS located in

MONROE COUNTY, KENTUCKY

Total Acreage: 500 +/- acres

THIS Purchase Agreement is made and entered into on this 5th day of October 2015, by and between the undersigned, SUPERNOVA ENERGY, whose address is 265 Sunrise Hwy STE 1-276 Rockville Centre, New York 11570, hereinafter referred to as “SUPERNOVA”, and OMR Drilling and Acquisition LLC, a Kentucky corporation, whose address is 5405 S. Highway 127, Albany, Kentucky, hereinafter referred to as “OMR DRILLING”.

WITNESSETH

WHEREAS, OMR DRILLING owns a certain Oil, Gas and Mineral Lease and three oil wells (the “Lease”) in and to lands situated in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SUPERNOVA desires to purchase 50% of said lease and wells.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	SUPERNOVA agrees to pay to OMR DRILLING the amount of $135,000 in order to purchase a 50% working interest and a 37.5% net revenue interest in the three existing wells and in the remaining undeveloped portions of the lease.

2.	OMR DRILLING agrees to carry SUPERNOVA’S share of the operation and maintenance expenses associated with the operation of the three wells for the first twelve months of ownership.

3.	OMR DRILLING covenants to keep the location(s) free and clear of liens and encumbrances arising out of operations, and to provide reasonable amounts of insurance as required by the State of Kentucky. OMR DRILLING shall be liable to SUPERNOVA only for gross negligence or intentional acts which might prove to be the proximate cause of any loss to SUPERNOVA. Any loss which may be caused by an act of God (force majeure) or caused by any force or reason beyond the control of OMR DRILLING shall not create any liability upon either party beyond its, proportionate share of any location or well ownership. In the event of such loss, both parties agree to pay their proportionate share of liability from the proceeds of oil and/or gas sales from the subject well(s) to settle claims, or losses, as a result of the operation of the properties. Each of the parties shall always have the right and privilege of receiving in kind, or separately disposing of its’ share of oil and/or gas production. Any extra expenses incurred by reason of separate disposition, or taking in kind, or its’ share of production, by either party privileges and obligations of this contract shall be assumed by any Third Party receiving SUPERNOVA’s working interest through assignment or transfer.

4.      SUPERNOVA does hereby constitute and appoint OMR DRILLING as its agent, attorney in fact, to negotiate and contract for the sale of oil and/or gas, and to receive and disburse proceeds of sale, including the power to deduct normal and reasonable operation expense.

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5.      SUPERNOVA shall have access to the Lease Well at all reasonable times for the purpose of inspection and observation.

6.      SUPERNOVA agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, OMR DRILLING makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. SUPERNOVA further states that it can withstand the total loss of investment without causing a change in lifestyle.

7.      This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

8.	The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

BY: _________________________________

Kevin Malone, President and Sole Director

OMR Drilling and Acquisition, LLC.

BY: _________________________________

NICHOLAS A. UPCHURCH

MANAGING MEMBER

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